Perkins Oil Enterprises Inc.
                             Combined Balance Sheets
                                   (Unaudited)

                                  A S S E T S
                                  ------------
                                                 May 31 2003    Dec 31, 2002
                                                 -----------    ------------
Current Assets
--------------
      Cash                                        $ 362,590     $       -
      Accounts Receivable                           384,525       457,768
      Inventory                                      34,517        42,614
                                                  ---------     ---------
      Total Current Assets                        $ 781,632     $ 500,382

Property & Equipment, net of depreciation           106,437       127,792
-----------------------------------------

Pipeline Assets, net of depreciation                224,132        46,757
------------------------------------

Oil & Gas Properties
--------------------
      Properties being Amortized                    870,000       650,000
      Less: Accumulated depreciation,
        depletion and amortization                 (689,240)     (605,005)
                                                -----------     ---------
                                                    180,760        44,995
                                                -----------     ---------

      Total Assets                              $ 1,292,961     $ 719,926
                                                ===========     =========

       L I A B I L I T I E S  A N D  S T O C K H O L D E R S' E Q U I T Y
       -------------------------------------------------------------------

Current Liabilities
-------------------
Cash Overdraft                                  $ -             $  60,465
Accounts Payable                                  228,867         180,580
Oil & Gas Payable                                 516,014         391,014
Accrued Expenses                                   61,413          53,996
Deposits on Acquisition                           397,375               -
Notes Payable, Current Portion                    180,345         185,544
                                                ---------       ----------
      Total Current Liabilities                 1,384,014         871,599

Non-Current Liabilities
-----------------------
Note Payable                                      515,272         530,125
Note Payable - Related Parties                     17,000          17,000
Less Portion Shown as Current                  (  180,345)       (185,544)
                                               ----------       ----------
                                                  351,927         361,581
                                               ----------       ----------

      Total Liabilities                         1,735,940       1,233,180

Commitments and contingencies

Stockholders' Equity
Common Stock                                           -                -
Accumulated Surplus                             (442,979)        (513,254)
                                               ----------       ----------
                                                (442,979)        (513,254)
                                               ----------       ----------

 Total Liabilities and Stockholders' Equity   $1,292,961        $ 719,926
                                              ==========        ==========

               See accompanying summary of accounting policies and
                         notes to financial statements.

                          Perkins Oil Enterprises Inc.
                        Combined Statement of Operations
                     For the Five Months Ended May 31, 2003
                                   (Unaudited)
Revenue
Oil & Gas Income                        $ 1,989,215
Oil & Gas Operations                        313,220
                                        -----------
      Total Revenues                                          $ 2,302,435
                                                              -----------

Cost of Revenues
Purchases & Outside Services              1,099,356
Lease Operating Costs                       255,785
Pipeline Operating Costs                    333,653
Wages                                       148,579
Depreciation, Depletion & Amortization      124,087
Other Cost of Revenues                      132,865
                                        -----------
      Total Cost of Revenues                                    2,094,325

      Gross Profit                                              $ 208,110

General and Administrative Expenses                               120,776
                                                              -----------
      Income from continuing operations                            87,334
      before other income and expenses
      and income taxes

Other Income & Expenses
Interest Expense                                                  (17,060)
                                                              -----------

      Total Other Income & Expenses                               (17,060)
                                                              -----------

      Net Income Before Income Taxes                               70,275

Income Tax Benefit (Expense)                                            0
                                                              -----------
      Net Income                                                 $ 70,275
                                                              ===========

      Net Income per share                                       $  18.96
      Weighted Average Number of
          Shares Outstanding                                        3,707


               See accompanying summary of accounting policies and
                         notes to financial statements.

                          Perkins Oil Enterprises Inc.
                        Combined Statement of Cash Flows
                     For the Five Months Ended May 31, 2003
                                   (Unaudited)

Cash Flows from Operating Activities:
------------------------------------

Net Income                                                       $ 70,275
Adjustments to Reconcile Excess
   Contributions to cash
   provided from operations:

      Depreciation & Amortization                  124,087
      Accounts Receivable                           73,243
      Inventory                                     (8,097)
      Accounts Payable                              48,287
      Oil & Gas Payable                            125,000
      Accrued Expenses                               7,417
                                                ----------

      Total Adjustments                                          369,937
                                                                --------

Net Cash provided from Operating Activities                      440,211

Cash flows from Investing Activities:
------------------------------------
      Purchase of Equipment and Leasehold         (399,678)
                                                -----------
Net Cash used in Investing Activities                           (399,678)

Cash flows from Financing Activities
      Deposits on Acquisition                      397,375
      Long-Term Debt                               (14,853)
                                                -----------

Net Cash provided from Financing Activities                      382,522
                                                                --------

Net Increase (Decrease) in Cash                                  423,055

Cash Balance, Begin of Period                                    (60,465)
                                                                --------

Cash Balance, End of Period                                     $362,590
                                                                ========
               See accompanying summary of accounting policies and
                         notes to financial statements.

                          Perkins Oil Enterprises Inc.
                          ----------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                  May 31, 2003
                                  ------------
                                   (Unaudited)
                                   -----------



NOTE 1 - BASIS OF PRESENTATION

        The unaudited financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the five months ended May 31, 2003 are not necessarily indicative of the results that may be expected for the fiscal year ended May 31, 2004.

        Shares of common stock issued by the Company for other than cash have been assigned amount equivalent to the fair value of the service or assets received in exchange.

PRINCIPLES OF CONSOLIDATION AND SUBSIDIARIES

The financial statements presented include the books and records of Perkins Oil Enterprises Inc., J-W Gas Gathering, LLC, Producers Services Inc., James R Perkins, LLC, and Wayne Willhite Energy, LLC. The financial statements are being shown as combined since there is common ownership in the various entities.

Earnings per Common Share
-------------------------
The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

NOTE 2 - Sale of Assets and Merger

On April 1, 2003, Quest Resource Corporation ("QRCP") agreed to acquire gas producing properties, gas pipelines and a fleet of trucks and well service equipment, all of which are located in the southeast Kansas portion of the geological region known as the Cherokee Basin. The closing of the transactions for these acquisitions occurred on June 6, 2003 with an effective date of June 1, 2003. Approximately 15,000 acres of gas properties containing an estimated
3.8 Bcf of net proved gas reserves were acquired by the Quest subsidiary Quest Oil & Gas Corporation for approximately $2.0 million in cash, which was paid to entities owned by James R. Perkins and E. Wayne Willhite. These gas properties consist of approximately 53 oil and gas leases in Chautauqua, Montgomery and Elk Counties of southeast Kansas.

                          Perkins Oil Enterprises Inc.
                          ----------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                  May 31, 2003
                                  ------------
                                   (Unaudited)
                                  ------------

NOTE 2 - Sale of Assets and Merger (con't)
------------------------------------------
In a related transaction, another QRCP subsidiary, Ponderosa Gas Pipeline Company, Inc. ("PGPC"), acquired all of the stock of Producers Service, Inc. ("PSI"), which included PSI's wholly owned subsidiary J-W Gas Gathering, L.L.C. ("J-W Gas"), in exchange for 500,000 shares of the Company's common stock. PSI and J-W Gas own, or control the operational rights to, approximately 274 miles of gas gathering pipelines. J-W Gas also owns a fleet of trucks and well servicing equipment, and a shop building in Howard, Kansas.

NOTE 3 - COMMITMENTS AND CONTINGENCIES
       Like other oil and gas producers and marketers, the Company's operation are subject to extensive and rapidly changing federal and state environmental regulations governing air emissions, waste water discharges, and solid and hazardous waste management activities. Therefore it is extremely difficult to reasonably quantify future environmental related expenditures.